United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on November 13, 2007.  It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of September 30, 2007, and was previously included in the Company's third quarter Form 10-Q report filed on November 2, 2007.

Message from the President, CEO and Chairman of the Board

Kansas City Life Insurance Company reported net income of $9.1 million or $0.77 per share for the quarter and $29.2 million or $2.47 per share for the nine months ended September 30, 2007.  Net income declined $0.4 million or 4% for the third quarter and increased $2.4 million or 9% for the nine months, relative to the same periods in 2006.

Net income for the third quarter was favorably impacted by increases in immediate annuity premiums and investment gains from the sale of real estate, along with reduced policyholder benefits and operating expenses. Offsetting these favorable results was the impact of reduced net investment income, which resulted from both a lower level of invested assets during the current year and lower investment expenses in the third quarter of 2006.

The increase in net income in the nine months was primarily due to a $4.1 million increase in realized investment gains, accompanied by a decline in the amortization of deferred acquisition costs and value of business acquired, and reduced operating expenses.

New premiums increased 3% for the third quarter and nine month period relative to the prior year. This included increases in individual life, immediate annuity, and group life insurance premiums in the third quarter. New deposits on policyholder account balances increased 7% for the third quarter, primarily due to increases in variable and fixed deferred annuities. New deposits in the nine months increased 5%, primarily due to increased sales of variable annuities and universal life insurance.

Policyholder benefits and interest credited declined $1.7 million or 3% in the third quarter relative to the same period in the prior year, primarily as a result of lower death benefits and reduced policyholder account balances. These same changes resulted in a decline of $2.4 million or 1% in policyholder benefits and interest credited for the nine month period.

In addition to strong financial results, the Company strengthened its product mix with the addition of a new guaranteed minimum withdrawal benefit rider during the third quarter. This new product works in tandem with the Company’s variable annuity product to provide policyholders with certain guaranteed levels of income in retirement. The introduction of this new product is noteworthy because these types of guaranteed income and benefit products are becoming very popular with consumers as they prepare for the uncertainties of providing for a secure future. The Company remains focused on increasing its life insurance business and an important aspect of successfully doing so is to maintain a competitive array of financial protection products that help Kansas City Life agents meet the financial security needs of their clients.

We were saddened by the recent passing of Warren J. Hunzicker, M.D., a member of the Kansas City Life Board of Directors since 1989. Having served as Vice President and Medical Director for Kansas City Life for many years prior to his service on the Board of Directors, Dr. Hunzicker contributed greatly to the success of Kansas City Life and will truly be missed.

The Kansas City Life Board of Directors approved a quarterly dividend of $0.27 per share to be paid November 13, 2007, to shareholders of record as of November 8, 2007.

Consolidated
 Balance Sheets
(Thousands)

	September 30 2007	December 31 2006
	(Unaudited)

Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,623,597	$2,719,439
Equity securities available
for sale, at fair value	49,256	52,351
Mortgage loans	458,466	472,019
Short-term investments	63,031	44,219
Other investments	187,211	205,743

Total investments	3,381,561	3,493,771

Cash	11,048	3,908
Deferred acquisition costs	220,177	220,595
Value of business acquired	76,146	82,769
Other assets	259,292	256,003
Separate account assets	428,947	400,749

Total assets	$4,377,171	$4,457,795

Liabilities
Future policy benefits	$849,905	$853,102
Policyholder account balances	2,110,532	2,191,105
Notes payable	8,700	14,700
Income taxes	27,764	35,319
Other liabilities	282,830	278,516
Separate account liabilities	428,947	400,749

Total liabilities	3,708,678	3,773,491

Stockholders' Equity
Common stock	23,121	23,121
Additional paid in capital	29,013	25,852
Retained earnings	776,909	780,892
Accumulated other
comprehensive loss	(35,712)	(25,118)
Treasury stock	(124,838)	(120,443)

Total stockholder's equity	668,493	684,304

Total liabilities and equity	$4,377,171	$4,457,795

See accompanying Notes to Consolidated Financial Statements.

Consolidated
 Statements of Income (Unaudited)
(Thousands, except share data)

	Quarter ended September 30		Nine Months ended September 30
	2007	2006	2007	2006

Revenues
Insurance revenues:
Premiums	$43,041	$43,182	$131,033	$131,296
Contract charges	28,058	28,364	83,238	86,217
Reinsurance ceded	(13,193)	(13,404)	(40,532)	(40,739)
Total insurance revenues	57,906	58,142	173,739	176,774
Investment revenues:
Net investment income	46,869	48,995	142,624	146,731
Realized investment gains	1,339	757	6,501	2,397
Other revenues	2,674	3,330	8,848	8,835
Total revenues	108,788	111,224	331,712	334,737

Benefits and expenses
Policyholder benefits	41,646	42,112	126,644	126,138
Interest credited to policyholder account balances	22,614	23,805	68,119	71,019
Amortization of deferred acquisition costs
and value of business acquired	10,802	10,623	28,400	32,939
Operating expenses	20,638	21,392	65,764	67,186
Total benefits and expenses	95,700	97,932	288,927	297,282

Income before income tax expense	13,088	13,292	42,785	37,455

Income tax expense	3,957	3,766	13,536	10,631

Net Income	$9,131	$9,526	$29,249	$26,824

Per common share:
Net income, basic and diluted	$0.77	$0.80	$2.47	$2.25

Cash dividends	0.27	0.27	2.81	0.81

See accompanying Notes to Consolidated Financial Statements.

Consolidated
 Statements of Cash Flows (Unaudited)
(Thousands)

	Nine Months ended September 30
	2007	2006

Operating Activities
Net cash provided	$3,716	$5,165

Investing Activities
Purchases of investments:
Fixed maturity securities	(191,568)	(200,850)
Equity securities	(2,871)	(9,737)
Mortgage loans	(50,399)	(45,787)
Real estate	(2,465)	(44,068)
Other investment assets	(21,995)	-
Sales of investments:
Fixed maturity securities	32,856	83,029
Equity securities	3,481	1,123
Other investment assets	25,013	32,205
Maturities and principal paydowns
of other investments	283,940	241,362
Net additions to property and
equipment	(630)	(1,097)
Proceeds from sale of
non insurance affiliate	10,104	-

Net cash provided	85,466	56,180

Financing Activities
Proceeds from borrowings	30,637	55,796
Repayment of borrowings	(36,637)	(65,045)
Deposits on policyholder account
balances	154,914	153,437
Withdrawals from policyholder
account balances	(227,562)	(202,000)
Net transfers from
separate accounts	11,391	13,186
Change in other deposits	19,725	(12,258)
Cash dividends to stockholders	(33,275)	(9,624)
Net acquisition of	(1,235)	(2,172)
treasury stock
Net cash used	(82,042)	(68,680)

Increase (decrease) in cash	7,140	(7,335)
Cash at beginning of year	3,908	12,099

Cash at end of period	$11,048	$4,764

See accompanying Notes to Consolidated Financial Statements.

Notes
•	Comprehensive income was $19.7 million and $46.5 million for the third quarters and $18.6 million and $13.5 million for the nine months ended September 30, 2007 and 2006, respectively. This varies from net income largely due to unrealized gains or losses on investments.

•	Net income per common share was based upon the weighted average number of shares outstanding of 11,842,494 and 11,875,104 for the third quarters and 11,851,906 and 11,888,046 for the nine months ended September 30, 2007 and 2006, respectively.

•	These interim financial statements are unaudited but, in management's opinion, include all adjustments necessary for a fair presentation of the results and are included in the Company's Form 10-Q as filed with the Securities and Exchange Commission. Please refer to the Company's Form 10-Q and the Company's Annual Report on Form 10-K at www.kclife.com.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY

(Registrant)

By:	/s/	William A. Schalekamp
William A. Schalekamp,
Senior Vice President,
General Counsel & Secretary

November 13, 2007
(Date)